Exhibit 21

                               SUBSIDIARIES OF THE REGISTRANT

                    All-Comm Acquisition Corporation*       (100%)
                    All-Comm Holdings, Inc*                 (100%)
                    Alliance Media Corporation              (100%)
                    MSGi Direct - New York, Inc.            (100%)
                    MSGi Direct, Inc.                       (100%)
                    MSGi Direct - Philadelphia, Inc.        (100%)
                    Media Marketplace Media Division**      (100%)
                    MSGi Direct - SKA, Inc.                 (100%)
                    MSGi Direct - SKLB, Inc.                (100%)
                    MSGi Direct - International, Inc.       (100%)
                    MSGi Direct - Boston, Inc.              (100%)
                    WiredEmpire.com Corp.                   ( 87%)
                    The Coolidge Company, Inc.              (100%)
                    Grizzard Communications Group, Inc.     (100%)

                    * Dissolved in June 1997
                    **Dissolved in August 1998